Computational Materials

                            UACSC 2000-D Owner Trust

            $44,525,000 Class A-1 Automobile Receivable Backed Notes $139,250,000 Class A-2 Automobile Receivable Backed Notes $184,625,000 Class A-3 Automobile Receivable Backed Notes $116,100,000 Class A-4 Automobile Receivable Backed Notes
             $25,500,000 Class B Automobile Receivable Backed Notes

                         UAC Securitization Corporation
                                     Seller
                          Union Acceptance Corporation
                                    Servicer

                                  Computational
                                    Materials

     The information contained in the attached computational materials is preliminary and will be replaced by the prospectus supplement and accompanying prospectus applicable to the UACSC 2000-D Owner Trust and any other information subsequently filed with the Securities and Exchange Commission. You should make your investment decision with respect to the securities described in the computational materials based solely upon the information contained in the prospectus supplement and accompanying prospectus.

     These computational materials do not constitute an offer to sell or the solicitation of an offer to buy and we will not sell the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold and no offer to buy will be accepted prior to the delivery of the prospectus supplement and accompanying prospectus relating to the securities.

     The information in the attached computational materials is preliminary, limited in nature and subject to completion or amendment. We do not claim that the securities will actually perform as described in any scenario presented.

     The information in the computational materials has been prepared by the seller. The underwriters, Banc of America Securities LLC ("Banc of America"), Salomon Smith Barney ("Salomon") or any of their affiliates do not make any representation as to the accuracy or completeness of the information in the computational materials.

     The information in the computational materials addresses only certain aspects of the characteristics of the securities and does not provide a complete assessment of the securities. As such, the information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the information, including structure, trust property and collateral, may be changed from time to time to reflect changed circumstances.

     The data supporting the information in the computational materials has been obtained from sources that the underwriters believe to be reliable, but the underwriters do not guarantee the accuracy of or computations based on such data. The underwriters and their affiliates may engage in transactions with the seller or its affiliates while the information is circulating. The underwriters may act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax, or accounting considerations applicable to you. The underwriters shall not be a fiduciary or advisor, unless they have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to the Employee Retirement Income Security Act of 1974, as amended, the information in the computational materials is being furnished on the condition that it will not form a primary basis for any investment decision.

     Although a registration statement (including a form of prospectus) relating to the securities described in the information in the computational materials has been filed with the Securities and Exchange Commission and is effective, the prospectus supplement and accompanying prospectus relating to the securities described in the information in the computational materials have not been filed with the Securities and Exchange Commission. You must refer to the prospectus supplement and accompanying prospectus for definitive information on any matter described in the computational materials. Your investment decision should be based only on the data in the prospectus supplement and accompanying prospectus. The prospectus supplement and accompanying prospectus contain data that is current as of the applicable publication dates and after publication may no longer be complete or current. The prospectus supplement and accompanying prospectus may be updated by information subsequently filed with the Securities and Exchange Commission.

     You may obtain the prospectus supplement and accompanying prospectus by contacting the Banc of America Syndicate Desk at (704) 386-9690 or the Salomon Syndicate Desk at (212) 723-6171.


     [THE FOLLOWING LANGUAGE APPEARS AT THE BOTTOM OF EVERY PAGE HEREAFTER]

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your financial advisor at Banc of America or Salomon immediately.

                            UACSC 2000-D Owner Trust
                             Computational Materials
                               Subject to Revision
                          Dated as of November 9, 2000

                                SUMMARY OF TERMS

     The definitions or references to capitalized terms used in these materials can be found on the pages indicated in the "Index of Terms" on page 26 of these materials.

Issuer

The UACSC 2000-D Owner Trust, a Delaware business trust, will issue the notes described in these materials.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services.

Indenture Trustee

The Bank of New York will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

First Union Trust Company, National Association will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Cut-Off Date

The cut-off date is the close of business on or about November 16, 2000. Receivables included in the trust will have been initially acquired by UAC on or before this date.

Statistical Cut-Off Date

The statistical cut-off date is the close of business on October 31, 2000. This is the date we used in preparing the statistical information presented in these materials. As of such date the aggregate principal balance of the receivables was $434,340,011.52. Such statistical information does not reflect the inclusion of additional receivables in the aggregate principal amount of approximately $75,659,988.48, which will have been initially acquired by UAC after October 31, 2000 through the cut-off date.

Closing Date

The closing date will be on or about November 21, 2000.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in these materials. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                    Interest Rate   Initial Aggregate
                     (per annum)     Principal Balance
  class A-1 notes                       $44,525,000
  class A-2 notes                      $139,250,000
  class A-3 notes                      $184,625,000
  class A-4 notes                      $116,100,000
  class B notes                         $25,500,000

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on January 8, 2001 and will be made to holders of record of the notes as of the record date, which will be the business day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date (other than the initial payment date) is the calendar month immediately preceding the calendar month in which such payment date occurs. The collection period with respect to the initial payment date will begin on November 17, 2000, and end on December 31, 2000.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" in these materials.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

     (1)  1/360th of the interest rate for the class A-1 notes;

     (2) the actual number of days from the previous payment date through the day before the related payment date; and

     (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

     (1)  one-twelfth  of the interest  rate  applicable to such class of notes;
          and

     (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of January 8, 2001 will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that every month has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. See "Risk Factors - Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in these materials.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                           Final Maturity Date
                           -------------------
   class A-1 notes         September 10, 2001
   class A-2 notes         September 8, 2003
   class A-3 notes         October 11, 2005
   class A-4 notes         April 9, 2007
   class B notes           July 8, 2008

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

     o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used vehicles, with an anticipated aggregate principal amount on November 16, 2000, of $510,000,000;

     o certain monies (including accrued interest) due in respect of the receivables as of and after November 16, 2000, but excluding accrued interest paid before the closing date;

     o security interests in the related vehicles financed through the receivables;

     o    funds on deposit in a collection account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy;

     o an unconditional and irrevocable insurance policy issued by MBIA Insurance Corporation guaranteeing payments of principal and interest on the notes; and

     o certain rights under the agreements by which the receivables are sold from UAC to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in these materials.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date we will deposit into the spread account the amount, if any, required by the insurer as an initial deposit. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3)  interest earned on funds on deposit in the collection account;

     (4)  liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer.

The indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

     (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders after an event of default under the indenture).

If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the noteholders, and there is a default under the policy, any remaining losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors - You May Incur a Loss if there is a Default Under the Policy" and "- Some Notes are More at Risk than Others if there are Losses on the Receivables" in these materials.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount will be set forth in the indenture.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, the UAC funding subsidiaries participating in the transaction (the "Funding Subsidiaries"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to the amount set forth in the indenture. The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or any of the Funding Subsidiaries under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Policy Amount

The policy amount with respect to any payment date will be:

(a)  the sum of:

     (1)  the monthly servicing fee;

     (2)  monthly interest;

     (3) the lesser of (i) the outstanding aggregate principal balance of all classes of notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (ii) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

          less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

MBIA Insurance Corporation is the insurer and, subject to the terms of the policy, will unconditionally and irrevocably guarantee the payment of monthly interest and monthly principal. See "The Insurer" in these materials.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. See also "Risk Factors - Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in these materials.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of all classes of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate principal balance of all classes of notes,

     (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes at the weighted average interest rate of such notes, and

     (3)  any amounts due the insurer.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate and the class B interest rate will be increased by 0.50% after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o    the class A notes will be characterized as debt,

     o    the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person, a tax-exempt entity or an individual who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                    Rating
                                    ------
       Class              Moody's               S&P
       -----              -------               ---
        A-1                 P-1                 A-1+
        A-2                 Aaa                 AAA
        A-3                 Aaa                 AAA
        A-4                 Aaa                 AAA
         B                  Aaa                 AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors - A Change in the Note Ratings May Adversely Affect the Notes" in these materials.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. While exemptive relief may be available to permit benefit plans to purchase the class B notes, benefit plan fiduciaries should consult with their tax and legal advisors regarding the consequences of the class B notes being characterized as equity for federal income tax purposes. Specifically, benefit plan fiduciaries should be aware that such characterization would cause income on the class B notes to be considered "unrelated business taxable income" for tax-exempt investors, including benefit plans. See "Summary of Terms -Tax Status" in these materials.

                                  RISK FACTORS

     You should carefully consider the risk factors set forth below as well as the other investment considerations described in these materials as you decide whether to purchase the notes.

You May Not Be Able to
Resell the Notes              There is  currently  no  secondary  market for the
                              notes. The underwriters currently intend to make a
                              market to  enable  resale  of the  notes,  but are
                              under no  obligation  to do so. As such, we cannot
                              assure you that a secondary  market  will  develop
                              for your notes or, if one does develop,  that such
                              market  will   provide  you  with   liquidity   of
                              investment or that it will continue for the life of your notes.

The Notes Are Obligations
of the Trust Only and Are
Not Guaranteed by Any
Other Party                   The notes are obligations of the trust only and do
                              not represent an interest in or obligation of the seller, UAC, any of their affiliates or any other party or governmental body. Except for the policy, the notes have not been insured or guaranteed by any party or governmental body. See The Insurer in these materials.


The Amount in the Spread
Account May Not Be Sufficient
to Assure Payment of
Principal and Interest        If the amount of  available  funds on any  payment
                              date is not sufficient to pay monthly interest and monthly principal (after payment of the monthly servicing fee) to you, the indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                              The amount on deposit in the spread account may increase over time to an amount equal to the required spread amount. We cannot assure you that such growth will occur or that the balance in the spread account will always be sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of monthly interest and monthly principal.

You May Incur a Loss
If There Is a Default
Under the Policy              If the  spread  account is reduced to zero and the
                              insurer defaults under the policy, the trust will depend solely on payments on and proceeds from the receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                              If the trust does not have sufficient funds to fully make the required payments to noteholders on a payment date during a default by the insurer, amounts to be distributed on the notes on such payment date will generally be reduced in the following order:

                              1. class B monthly principal,
                              2. class B monthly interest,
                              3. class A monthly principal, pro rata, and
                              4. class A monthly interest, pro rata.

                              See "The Receivables Pool - Delinquencies  and Net
                              Losses"  and  "-   Delinquency   and  Credit  Loss
                              Experience" in these materials.

Some Notes Are More at
Risk Than Others If There
Are Losses on
the Receivables               Principal   will   be  paid   on  the   notes   in
                              alpha-numeric order, beginning with the class A-1 notes and ending with the class B notes, with certain exceptions if an indenture default occurs.
                              Because payments of principal will be applied first to the class A-1 notes, second to the class
                              A-2 notes, third to the class A-3 notes, fourth to the class A-4 notes, and finally to the class B notes, in the event the insurer defaults under the policy after the class A-1 notes have been fully or partially repaid and before the other classes of notes have been fully repaid, delinquencies, defaults and losses experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Some Payments on the
Notes Are Subordinate to
Other Payments on
the Notes                     Interest  due on the class B notes is  subordinate
                              in  priority  of  payment to  interest  due on the
                              class A notes, and, on the final maturity date for
                              a class  of  class A notes  or  after  an event of
                              default under the  indenture,  interest due on the
                              class B notes is  subordinated to principal due on
                              such class A notes.  Principal  due on the class B
                              notes is  subordinated  to principal  and interest
                              due on the class A notes.  Consequently,  after an
                              insurer default,  the class B noteholders will not
                              receive any  interest on a payment  date until the
                              full  amount of  interest on the class A notes due
                              on such payment  date has been paid,  and, if such
                              payment  date is on or after  the  final  maturity
                              date  for a class  of class A notes or an event of
                              default   under   the   indenture,   the  class  B
                              noteholders will not receive any interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full.

                              In the event of a default by the insurer, the class B notes will be more at risk than the class A notes due to delinquencies, defaults and losses experienced on the receivables.

Noteholders Have a Limited
Right to Declare Indenture
Defaults or Remedies          The  insurer  is the only party that has the right
                              to declare an  indenture  default  and control the
                              remedy for such default,  unless the insurer is in
                              default  under  the  policy,  in  which  case  the
                              noteholders   will  have  such  right  subject  to
                              applicable voting requirements.

                              If an indenture default occurs, the insurer or, in certain limited circumstances, the noteholders, will have the right to accelerate the payment of principal of the notes and, possibly, to direct the indenture trustee to liquidate the trust property.

                              Following an indenture default, the indenture trustee and the owner trustee will continue to submit claims under the policy to enable the trust to make payments to you each month. However, following an indenture default, the insurer may elect to prepay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note
Ratings May Adversely
Affect the Notes              Moodys  Investors  Service  and  Standard  & Poors
                              Ratings  Services are the rating  agencies  rating
                              the notes.  The rating for any class of notes will
                              reflect  only  the  view  of the  relevant  rating
                              agency.  We cannot assure you that any such rating
                              will  continue  for any period of time or that any
                              rating will not be revised or  withdrawn  entirely
                              by  such  rating   agency  if,  in  its  judgment,
                              circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

                             FORMATION OF THE TRUST

     The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in these materials. Upon formation, the trust will not engage in any business activity other than:

     o acquiring, managing and holding the receivables and related interests described in these materials;

     o    issuing the notes and the certificate;

     o    making payments and  distributions  on the notes and the  certificate;
          and

     o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

     Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

     The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders.

                              THE RECEIVABLES POOL

     The   receivables   were   selected  from  the  portfolio  of  the  Funding
Subsidiaries for purchase by the seller according to several criteria, including that each receivable:

     o has an original number of payments of not more than 84 payments and not less than twelve payments;

     o has a remaining maturity of not more than 84 months and not less than three months;

     o provides for level monthly payments that fully amortize the amount financed over the original term; and

     o has a contract rate of interest (exclusive of prepaid finance charges) of not less than 6.50%.

     No selection procedures adverse to the noteholders will be utilized in selecting the receivables to be conveyed to the trust.

     The statistical information presented in these materials is based on the receivables as of the statistical cut-off date, which is October 31, 2000.

     o As of the statistical cut-off date, the receivables have an aggregate principal balance of $434,340,011.52.

     o As of the cut-off date, the receivables are expected to have an aggregate principal balance of approximately $510,000,000.

     The seller will acquire additional receivables after the statistical cut-off date but prior to the cut-off date. In addition, some amortization of the receivables will occur after the statistical cut-off date, and some receivables included as of the statistical cut-off date may prepay in full or may be determined not to meet the eligibility requirements regarding the receivables and may not, therefore, be included in the trust. As a result, the statistical distribution of characteristics as of the cut-off date will vary from the statistical distribution of characteristics as of the statistical cut-off date. However, the variance in statistical distribution of characteristics should not be material.

     The weighted average remaining maturity of the receivables is approximately 73 months as of the statistical cut-off date.

     Approximately 99.96% of the aggregate principal balance of the receivables as of October 31, 2000 are simple interest contracts which provide for equal monthly payments. Approximately 0.04% of the aggregate principal balance of the receivables as of October 31, 2000 are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately 31.25% of the aggregate principal balance of the receivables as of October 31, 2000 represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

     Receivables representing more than 10% of the aggregate principal balance of the receivables as of October 31, 2000 were originated in the State of Texas. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.


 Composition of the Receivables by Financed Vehicle Type as of October 31, 2000

                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------------------------------------------------------
New Vehicles.....................................     6,506     $135,738,176.66    $138,690,474.40     12.65%
Used Vehicles....................................    19,784      298,601,834.86     304,748,534.43     13.97%
                                                  -----------------------------------------------------------
All Receivables..................................    26,290     $434,340,011.52    $443,439,008.83     13.56%
                                                  ================================================

                                                   Weighted         Weighted           Percent
                                                    Average          Average         of Aggregate
                                                   Remaining        Original         Principal
                                                    Term(1)          Term(1)           Balance(2)
                                                  -----------------------------------------------
New Vehicles.....................................  75.5 mos.        77.0 mos.          31.25%
Used Vehicles....................................  71.6 mos.        72.9 mos.          68.75
                                                  -----------------------------------------------
All Receivables..................................  72.8 mos.        74.1 mos.         100.00%
                                                                                      ======

(1)  Based on scheduled maturity and assuming no prepayments of the receivables.
(2)  Sum may not equal 100% due to rounding.




 Distribution of the Receivables by Financed Vehicle Model Year as of October 31, 2000

                                                                  Percent                           Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
                                              ---------------------------------------------------------------
   1991 and earlier.......................        549             2.09%      $    3,475,814.21         0.80%
   1992...................................        555             2.11            4,064,408.57         0.94
   1993...................................        801             3.05            6,497,845.87         1.50
   1994...................................      1,260             4.79           12,235,525.82         2.82
   1995...................................      2,062             7.84           23,652,438.93         5.45
   1996...................................      2,246             8.54           30,487,960.34         7.02
   1997...................................      4,188            15.93           67,777,301.01        15.60
   1998...................................      3,403            12.94           59,574,607.85        13.72
   1999...................................      3,065            11.66           56,120,197.04        12.92
   2000...................................      5,952            22.64          121,711,688.87        28.02
   2001...................................      2,209             8.40           48,742,223.01        11.22
                                              --------------------------------------------------------------
     Total................................     26,290           100.00%        $434,340,011.52       100.00%
                                              ==============================================================

(1) Sum may not equal 100% due to rounding.


     Distribution of the Receivables by Contract Rate as of October 31, 2000

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal        Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
-------------------                           ---------------------------------------------------------------
    Less than 7.000%....................            21             0.08%    $       303,406.09        0.07%
    7.000 to  7.999%....................           269             1.02           4,475,151.62        1.03
    8.000 to  8.999%....................           590             2.24           9,745,731.59        2.24
    9.000 to  9.999%....................           882             3.35          15,007,666.77        3.46
   10.000 to 10.999%....................         1,442             5.48          25,214,443.06        5.81
   11.000 to 11.999%....................         2,527             9.61          45,014,696.71       10.36
   12.000 to 12.999%....................         4,244            16.14          74,207,326.99       17.09
   13.000 to 13.999%....................         5,556            21.13          95,798,780.88       22.06
   14.000 to 14.999%....................         4,756            18.09          77,344,909.56       17.81
   15.000 to 15.999%....................         2,797            10.64          44,080,361.71       10.15
   16.000 to 16.999%....................         1,289             4.90          19,651,086.61        4.52
   17.000 to 17.999%....................           776             2.95          11,132,352.57        2.56
   18.000 to 18.999%....................           789             3.00           9,907,316.07        2.28
   19.000 to 19.999%....................            77             0.29             809,142.24        0.19
   20.000 to 20.999%....................            61             0.23             480,643.91        0.11
   21.000 to 21.999%....................           188             0.72           1,019,891.97        0.23
   22.000 to 22.999%....................            10             0.04              52,314.94        0.01
   23.000 to 23.999%....................             4             0.02              29,158.66        0.01
   24.000 to 24.999%....................             4             0.02              37,245.73        0.01
   25.000 to 25.999%....................             8             0.03              28,383.84        0.01
                                              ---------------------------------------------------------------
     Total..............................         26,290           100.00%       $434,340,011.52      100.00%
                                              ==============================================================

(1) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of October 31, 2000

                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
---------------------              -----------------------------------------------------------------------------
Arizona......................          525                   2.00%            $    9,046,835             2.08%
California...................        2,551                   9.70               43,425,152.32           10.00
Colorado.....................          507                   1.93                7,892,783.46            1.82
Connecticut..................          199                   0.76                3,161,269.10            0.73
Delaware.....................          131                   0.50                1,946,085.92            0.45
Florida......................        1,501                   5.71               24,426,651.33            5.62
Georgia......................        1,097                   4.17               20,090,937.84            4.63
Idaho........................          103                   0.39                1,603,679.74            0.37
Illinois.....................        1,651                   6.28               26,239,930.09            6.04
Indiana......................        1,260                   4.79               19,227,697.47            4.43
Iowa ........................          480                   1.83                7,276,231.44            1.68
Kansas.......................          110                   0.42                1,762,814.25            0.41
Kentucky.....................          561                   2.13                9,024,407.66            2.08
Maine........................          286                   1.09                4,626,782.96            1.07
Maryland.....................          386                   1.47                6,872,165.89            1.58
Massachusetts................          558                   2.12                8,785,514.06            2.02
Michigan.....................          691                   2.63               11,634,157.13            2.68
Minnesota....................          526                   2.00                8,095,406.86            1.86
Missouri.....................          778                   2.96               13,353,238.55            3.07
Nebraska.....................          247                   0.94                3,446,412.01            0.79
Nevada.......................          317                   1.21                5,690,595.63            1.31
New Hampshire................          194                   0.74                3,155,728.50            0.73
New Jersey...................           99                   0.38                1,741,406.77            0.40
New Mexico...................          191                   0.73                3,382,826.16            0.78
New York.....................          536                   2.04                8,446,600.22            1.94
North Carolina...............        1,888                   7.18               31,896,702.19            7.34
Ohio ........................          952                   3.62               14,264,978.14            3.28
Oklahoma.....................        1,012                   3.85               16,017,707.84            3.69
Oregon.......................          248                   0.94                3,727,279.44            0.86
Pennsylvania.................          431                   1.64                6,671,487.13            1.54
South Carolina...............          751                   2.86               13,123,368.64            3.02
South Dakota.................           10                   0.04                  138,559.44            0.03
Tennessee....................          901                   3.43               15,283,451.20            3.52
Texas........................        2,481                   9.44               44,544,080.41           10.26
Utah ........................          268                   1.02                4,569,915.41            1.05
Vermont......................          151                   0.57                2,431,146.58            0.56
Virginia.....................          975                   3.71               15,005,691.23            3.45
Washington...................          294                   1.12                5,540,653.16            1.28
Wisconsin....................          443                   1.69                6,769,679.91            1.56
                                    ----------------------------------------------------------------------------
   Total.....................       26,290                 100.00%            $434,340,011.52          100.00%
                                    ============================================================================

(1)  Based on address of the dealer selling the related  financed  vehicle.
(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.
(3)  Sum may not equal 100% due to rounding.


    Distribution of the Receivables by Remaining Term as of October 31, 2000

                                                           Percent                                   Percent
                                                          of Total                Aggregate        of Aggregate
       Remaining                   Number of               Number of             Principal          Principal
      Term Range                   Receivables          Receivables (1)            Balance          Balance(1)
----------------------------------------------------------------------------------------------------------------
1 to 12 months...............          295                   1.12%            $  1,032,500.51            0.24%
13 to 24 months..............          559                   2.13                3,680,141.42            0.85
25 to 36 months..............          779                   2.96                5,883,349.84            1.35
37 to 48 months..............        1,304                   4.96               12,503,276.84            2.88
49 to 60 months..............        4,056                  15.43               56,438,331.94           12.99
61 to 72 months..............        7,913                  30.10              129,551,604.30           29.83
73 to 84 months..............       11,384                  43.30              225,250,806.67           51.86
                                    --------------------------------------------------------------------------
   Total.....................       26,290                 100.00%            $434,340,011.52          100.00%
                                    ==========================================================================

(1)  Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

     We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the prime fixed rate retail vehicle receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.


                                                                 Delinquency Experience (1)
                                                           At June 30,
                           ------------------------------------------------------------------------------
                                    1998                      1999                      2000
                           ----------------------      --------------------      ------------------------
                                                                                   (Dollars in thousands)
                           Number of                  Number of                 Number of
                           Receivables   Amount       Receivables   Amount      Receivables      Amount
                           -----------   ------       -----------   ------      -----------      ------
Servicing portfolio........  184,003   $1,978,920      213,746   $2,464,371         235,732    $2,848,150
Delinquencies
   30-59 days..............    3,179   $   32,967        3,962   $   41,475           4,204    $   45,442
   60-89 days..............    1,907       20,819        1,614       16,654           2,176        25,250
   90 days or more.........      657        6,993          670        6,754             886         9,710
                           ------------------------------------------------------------------------------
Total delinquencies........    5,743   $   60,779        6,246   $   64,883           7,266    $   80,402
                           ==============================================================================
Total delinquencies as a
   percent of servicing
   portfolio...............     3.12%        3.07%        2.92%        2.63%           3.08%         2.82%

                                            Credit Loss Experience (1)

                                                       Year Ended June 30,
                           ------------------------------------------------------------------------------
                                    1998                   1999                          2000
                           ----------------------     ---------------------     -------------------------
                                                                (Dollars in thousands)
                           Number of                  Number of                 Number of
                           Receivables   Amount       Receivables   Amount      Receivables      Amount
                           -----------   ------       -----------   ------      -----------      ------
Avg. servicing portfolio(2)  179,822   $1,922,977      202,187   $2,269,177         221,948    $2,610,803
                           -------------------------------------------------------------------------------
Gross charge-offs..........    7,909   $   87,325        7,752   $   82,437           8,548    $   95,815
Recoveries (3).............                33,546                    32,526                        38,863
                                       ----------                ----------                    ----------
Net losses.................            $   53,779                $   49,911                    $   56,952
                                       ==========                ==========                    ==========
Gross charge-offs as a % of
   average servicing
   portfolio(4)............     4.40%        4.54%        3.83%        3.63%           3.85%         3.67%
Recoveries as a % of gross
   charge-offs.............                 38.41%                    39.45%                        40.56%
Net losses as a % of
   average servicing
   portfolio(4)..                            2.80%                     2.20%                         2.18%


                               At September 30,             At September 30,
                                     1999                        2000
                            ------------------------   -------------------------
                            Number of                     Number of
                            Receivables    Amount       Receivables   Amount
                            ------         ------       -----------   ------
Servicing portfolio........ 217,296     $2,530,654        252,293   $3,133,025
Delinquencies
   30-59 days..............   4,714     $   50,734          5,120   $   56,184
   60-89 days..............   1,955         20,439          2,482       29,062
   90 days or more.........     875          9,291          1,158       12,918
                            ----------------------------------------------------
Total delinquencies........   7,544     $   80,464          8,760   $   98,164
                            ====================================================
Total delinquencies as a
   percent of servicing
   portfolio...............    3.47%          3.18%          3.47%        3.13%



                            Three Months Ended              Three Months Ended
                            September 30, 1999 (5)        September 30, 2000 (5)
                           ---------------------------  ------------------------
                            Number of                      Number of
                            Receivables   Amount           Receivables   Amount
                            -----------   ------           -----------   ------
Avg. servicing portfolio(2) 216,508     $2,515,461         246,406   $3,031,640
                            --------------------------    ----------------------
Gross charge-offs..........   2,003     $   21,088           2,306   $   27,099
Recoveries (3).............                  8,672                       11,112
                                       ---------------               -----------
Net losses.................             $   12,417                   $   15,987
                                       ===============               ===========
Gross charge-offs as a % of
   average servicing
   portfolio(4)............    3.70%          3.35%           3.74%        3.58%
Recoveries as a % of gross
   charge-offs.............                  41.12%                       41.01%
Net losses as a % of
average servicing
portfolio(4)..                                1.97%                        2.11%

(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by UAC, except to the extent of representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

     As indicated in the foregoing delinquency experience table, the delinquency percentage for UAC's prime automobile portfolio based upon outstanding balances of receivables 30 days past due and over was 3.13% at September 30, 2000, compared to 3.18% at September 30, 1999 and 2.82% at June 30, 2000.

     As indicated in the foregoing credit loss experience table, net credit losses on UAC's prime automobile portfolio totaled approximately $16.0 million for the quarter ended September 30, 2000, or 2.11% (annualized) of the average servicing portfolio, compared to $12.4 million, or 1.97% (annualized) for the quarter ended September 30, 1999. For the year ended June 30, 2000, net credit losses on UAC's prime automobile portfolio totaled approximately $57.0 million, or 2.18% of the average servicing portfolio.

     Notwithstanding modest increases during the quarter ended September 30, 2000, delinquency and credit loss percentages are within management's expectations and continue to exhibit relative stability. UAC attributes the overall strength of the portfolio to strong underwriting guidelines, based on improved risk-based portfolio analysis, and focused collection efforts.

     Recoveries as a percentage of gross charge-offs on the Tier I portfolio improved to 41.01% for the quarter ended September 30, 2000, compared to 40.56% and 41.12% for the year ended June 30, 2000 and the quarter ended September 30, 1999, respectively. Overall recovery percentages have been relatively stable over the past year, bolstered in part by the significantly higher recovery rates UAC is able to realize by disposing of repossessed vehicles throughout its retail operation rather than at auction. Approximately 15% of repossessed automobiles were sold at UAC's retail operation during the quarter ended September 30, 2000.

     UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default, principal in respect of required repurchases or purchases of receivables by UAC or the servicer, final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

     Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in these materials is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

     The tables on pages 21 to 23 have been prepared on the basis of certain assumptions, including that:

     o all payments on the receivables are made on the last day of each month and include 30 days of interest beginning November 2000;

     o payments on the class A-1 notes are paid in cash on each payment date commencing January 8, 2001 and on the eighth calendar day of each subsequent month or, if such day is not a business day, on the next business day;

     o payments on the notes other than the class A-1 notes are paid in cash on the eighth calendar day of each month;

     o    the closing date will be November 21, 2000;

     o no defaults or delinquencies in the payment of any of the receivables occur;

     o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

     o the servicer exercises its rights with respect to the optional purchase of the receivables on the first payment date that it is entitled to exercise such rights.

The tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that (i) the receivables have an aggregate principal balance of $510,000,000 as of November 16, 2000, the cut-off date, and (ii) the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the characteristics described below:

                                                           Weighted Average          Weighted Average
             Cutoff Date        Weighted Average           Original Term to          Remaining Term to
 Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
 ----     -----------------     ----------------         --------------------      --------------------
   1       $  3,393,169.84           16.896%                    78                          18
   2         22,515,540.72           12.960%                    42                          41
   3         64,188,144.98           12.708%                    60                          59
   4        147,411,303.76           13.444%                    70                          70
   5        272,491,840.70           13.818%                    82                          81
           ---------------
 Total     $510,000,000.00
           ===============

     The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages 21 to 23. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

               Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on pages 21 to 23 are based

               The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

               The tables on pages 21 to 23 have been prepared based on (and should be read in conjunction with) the assumptions described on pages 18 to 20 (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).


         Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-1 Notes                                Class A-2 Notes
Payment Date                1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------              ------   ------   ------  ------   ------     ------   ------   ------  ------   ------
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 1   January, 2001........ 55.3%    45.3%    36.5%   30.5%    14.4%     100.0%   100.0%   100.0%  100.0%   100.0%
 2   February, 2001....... 33.1%    18.4%     6.8%    0.0%     0.0%     100.0%   100.0%   100.0%  100.0%    92.3%
 3   March, 2001.......... 11.0%     0.0%     0.0%    0.0%     0.0%     100.0%    97.3%    93.2%   90.3%    80.2%
 4   April, 2001..........  0.0%     0.0%     0.0%    0.0%     0.0%      96.5%    88.9%    84.3%   80.8%    68.2%
 5   May, 2001............  0.0%     0.0%     0.0%    0.0%     0.0%      89.5%    80.5%    75.5%   71.3%    56.4%
 6   June, 2001...........  0.0%     0.0%     0.0%    0.0%     0.0%      82.6%    72.2%    66.7%   61.9%    44.7%
 7   July, 2001...........  0.0%     0.0%     0.0%    0.0%     0.0%      75.7%    64.0%    58.1%   52.6%    33.2%
 8   August, 2001.........  0.0%     0.0%     0.0%    0.0%     0.0%      68.8%    55.9%    49.5%   43.4%    21.8%
 9   September, 2001......  0.0%     0.0%     0.0%    0.0%     0.0%      62.0%    47.9%    41.0%   34.3%    10.6%
10   October, 2001........  0.0%     0.0%     0.0%    0.0%     0.0%      55.2%    40.0%    32.6%   25.3%     0.0%
11   November, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%      48.5%    32.2%    24.3%   16.4%     0.0%
12   December, 2001.......  0.0%     0.0%     0.0%    0.0%     0.0%      41.8%    24.5%    16.1%    7.6%     0.0%
13   January, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%      35.1%    16.9%     7.9%    0.0%     0.0%
14   February, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%      28.5%     9.4%     0.0%    0.0%     0.0%
15   March, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%      22.0%     1.9%     0.0%    0.0%     0.0%
16   April, 2002..........  0.0%     0.0%     0.0%    0.0%     0.0%      15.5%     0.0%     0.0%    0.0%     0.0%
17   May, 2002............  0.0%     0.0%     0.0%    0.0%     0.0%       9.0%     0.0%     0.0%    0.0%     0.0%
18   June, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%       2.7%     0.0%     0.0%    0.0%     0.0%
19   July, 2002...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
20   August, 2002.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
21   September, 2002......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
22   October, 2002........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
23   November, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
24   December, 2002.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
25   January, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
26   February, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
27   March, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
28   April, 2003..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
29   May, 2003............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
30   June, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
31   July, 2003...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
32   August, 2003.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
33   September, 2003......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
34   October, 2003........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
35   November, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
36   December, 2003.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
37   January, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
38   February, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
39   March, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
40   April, 2004..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
41   May, 2004............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
42   June, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
43   July, 2004...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
44   August, 2004.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
45   September, 2004......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
46   October, 2004........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
47   November, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
48   December, 2004.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
49   January, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
50   February, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
51   March, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
52   April, 2005..........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
53   May, 2005............  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
54   June, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
55   July, 2005...........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
56   August, 2005.........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
57   September, 2005......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
58   October, 2005........  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
59   November, 2005.......  0.0%     0.0%     0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  0.21     0.18     0.17    0.16     0.14       0.99     0.82     0.75    0.70     0.55

(1) See pages 18 to 20 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                          Percent of Initial Note Balance at Various ABS Percentages (1)

                                       Class A-3 Notes                                Class A-4 Notes
Payment Date                1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%     2.5%
------------              ------   ------   ------  ------   ------     ------   ------   ------  ------   ------
Closing Date..............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 1   January, 2001........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 2   February, 2001.......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 3   March, 2001..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 4   April, 2001..........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 5   May, 2001............100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 6   June, 2001...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 7   July, 2001...........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 8   August, 2001.........100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
 9   September, 2001......100.0%   100.0%   100.0%  100.0%   100.0%     100.0%   100.0%   100.0%  100.0%   100.0%
10   October, 2001........100.0%   100.0%   100.0%  100.0%    99.6%     100.0%   100.0%   100.0%  100.0%   100.0%
11   November, 2001.......100.0%   100.0%   100.0%  100.0%    91.4%     100.0%   100.0%   100.0%  100.0%   100.0%
12   December, 2001.......100.0%   100.0%   100.0%  100.0%    83.3%     100.0%   100.0%   100.0%  100.0%   100.0%
13   January, 2002........100.0%   100.0%   100.0%   99.2%    75.3%     100.0%   100.0%   100.0%  100.0%   100.0%
14   February, 2002.......100.0%   100.0%    99.9%   92.8%    67.5%     100.0%   100.0%   100.0%  100.0%   100.0%
15   March, 2002..........100.0%   100.0%    93.9%   86.4%    59.8%     100.0%   100.0%   100.0%  100.0%   100.0%
16   April, 2002..........100.0%    95.9%    88.0%   80.1%    52.2%     100.0%   100.0%   100.0%  100.0%   100.0%
17   May, 2002............100.0%    90.4%    82.2%   73.9%    44.8%     100.0%   100.0%   100.0%  100.0%   100.0%
18   June, 2002...........100.0%    85.0%    76.4%   67.8%    37.4%     100.0%   100.0%   100.0%  100.0%   100.0%
19   July, 2002........... 97.3%    79.6%    70.7%   61.8%    30.3%     100.0%   100.0%   100.0%  100.0%   100.0%
20   August, 2002......... 92.6%    74.3%    65.1%   55.8%    23.3%     100.0%   100.0%   100.0%  100.0%   100.0%
21   September, 2002...... 88.0%    69.0%    59.5%   50.0%    16.4%     100.0%   100.0%   100.0%  100.0%   100.0%
22   October, 2002........ 83.4%    63.9%    54.1%   44.3%     9.7%     100.0%   100.0%   100.0%  100.0%   100.0%
23   November, 2002....... 78.8%    58.8%    48.7%   38.6%     3.1%     100.0%   100.0%   100.0%  100.0%   100.0%
24   December, 2002....... 74.2%    53.7%    43.4%   33.1%     0.0%     100.0%   100.0%   100.0%  100.0%    94.7%
25   January, 2003........ 69.7%    48.7%    38.2%   27.6%     0.0%     100.0%   100.0%   100.0%  100.0%    84.7%
26   February, 2003....... 65.3%    43.8%    33.1%   22.3%     0.0%     100.0%   100.0%   100.0%  100.0%    75.0%
27   March, 2003.......... 60.8%    39.0%    28.1%   17.1%     0.0%     100.0%   100.0%   100.0%  100.0%    65.5%
28   April, 2003..........56.5%    34.3%     23.1%   11.9%     0.0%     100.0%   100.0%   100.0%  100.0%    56.3%
29   May, 2003............52.1%    29.6%     18.3%    6.9%     0.0%     100.0%   100.0%   100.0%  100.0%    47.4%
30   June, 2003...........47.8%    25.0%     13.5%    2.0%     0.0%     100.0%   100.0%   100.0%  100.0%    38.7%
31   July, 2003...........43.6%    20.5%      8.9%    0.0%     0.0%     100.0%   100.0%   100.0%   95.6%    30.4%
32   August, 2003.........39.4%    16.0%      4.3%    0.0%     0.0%     100.0%   100.0%   100.0%   88.1%    22.2%
33   September, 2003......35.2%    11.7%      0.0%    0.0%     0.0%     100.0%   100.0%    99.7%   80.9%     0.0%
34   October, 2003........31.1%     7.4%      0.0%    0.0%     0.0%     100.0%   100.0%    92.8%   73.8%     0.0%
35   November, 2003.......27.0%     3.2%      0.0%    0.0%     0.0%     100.0%   100.0%    86.0%   66.9%     0.0%
36   December, 2003.......23.0%     0.0%      0.0%    0.0%     0.0%     100.0%    98.6%    79.4%   60.3%     0.0%
37   January, 2004........19.1%     0.0%      0.0%    0.0%     0.0%     100.0%    92.2%    73.0%   53.8%     0.0%
38   February, 2004.......15.2%     0.0%      0.0%    0.0%     0.0%     100.0%    85.9%    66.7%   47.5%     0.0%
39   March, 2004..........11.3%     0.0%      0.0%    0.0%     0.0%     100.0%    79.8%    60.7%   41.4%     0.0%
40   April, 2004.......... 7.5%     0.0%      0.0%    0.0%     0.0%     100.0%    73.9%    54.7%   35.6%     0.0%
41   May, 2004............ 3.9%     0.0%      0.0%    0.0%     0.0%     100.0%    68.3%    49.2%   30.1%     0.0%
42   June, 2004........... 0.5%     0.0%      0.0%    0.0%     0.0%     100.0%    62.8%    43.8%   24.7%     0.0%
43   July, 2004........... 0.0%     0.0%      0.0%    0.0%     0.0%      95.3%    57.5%    38.6%    0.0%     0.0%
44   August, 2004......... 0.0%     0.0%      0.0%    0.0%     0.0%      89.9%    52.4%    33.6%    0.0%     0.0%
45   September, 2004...... 0.0%     0.0%      0.0%    0.0%     0.0%      84.6%    47.4%    28.7%    0.0%     0.0%
46   October, 2004........ 0.0%     0.0%      0.0%    0.0%     0.0%      79.3%    42.5%    24.0%    0.0%     0.0%
47   November, 2004....... 0.0%     0.0%      0.0%    0.0%     0.0%      74.2%    37.8%     0.0%    0.0%     0.0%
48   December, 2004....... 0.0%     0.0%      0.0%    0.0%     0.0%      69.2%    33.3%     0.0%    0.0%     0.0%
49   January, 2005........ 0.0%     0.0%      0.0%    0.0%     0.0%      64.2%    28.9%     0.0%    0.0%     0.0%
50   February, 2005....... 0.0%     0.0%      0.0%    0.0%     0.0%      59.4%    24.6%     0.0%    0.0%     0.0%
51   March, 2005.......... 0.0%     0.0%      0.0%    0.0%     0.0%      54.6%     0.0%     0.0%    0.0%     0.0%
52   April, 2005.......... 0.0%     0.0%      0.0%    0.0%     0.0%      49.9%     0.0%     0.0%    0.0%     0.0%
53   May, 2005............ 0.0%     0.0%      0.0%    0.0%     0.0%      45.4%     0.0%     0.0%    0.0%     0.0%
54   June, 2005........... 0.0%     0.0%      0.0%    0.0%     0.0%      40.9%     0.0%     0.0%    0.0%     0.0%
55   July, 2005........... 0.0%     0.0%      0.0%    0.0%     0.0%      36.5%     0.0%     0.0%    0.0%     0.0%
56   August, 2005......... 0.0%     0.0%      0.0%    0.0%     0.0%      32.3%     0.0%     0.0%    0.0%     0.0%
57   September, 2005...... 0.0%     0.0%      0.0%    0.0%     0.0%      28.1%     0.0%     0.0%    0.0%     0.0%
58   October, 2005........ 0.0%     0.0%      0.0%    0.0%     0.0%      24.1%     0.0%     0.0%    0.0%     0.0%
59   November, 2005....... 0.0%     0.0%      0.0%    0.0%     0.0%       0.0%     0.0%     0.0%    0.0%     0.0%
Weighted Average
     Life (years).........  2.57     2.17     2.00    1.86     1.46       4.40     3.79     3.49    3.21     2.48

(1) See pages 18 to 20 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                                            Class B Notes
Payment Date                         1.0%         1.4%          1.6%        1.8%          2.5%
------------                       ------       ------        ------      ------        ------
Closing Date..............         100.0%       100.0%        100.0%      100.0%        100.0%
 1   January, 2001........         100.0%       100.0%        100.0%      100.0%        100.0%
 2   February, 2001.......         100.0%       100.0%        100.0%      100.0%        100.0%
 3   March, 2001..........         100.0%       100.0%        100.0%      100.0%        100.0%
 4   April, 2001..........         100.0%       100.0%        100.0%      100.0%        100.0%
 5   May, 2001............         100.0%       100.0%        100.0%      100.0%        100.0%
 6   June, 2001...........         100.0%       100.0%        100.0%      100.0%        100.0%
 7   July, 2001...........         100.0%       100.0%        100.0%      100.0%        100.0%
 8   August, 2001.........         100.0%       100.0%        100.0%      100.0%        100.0%
 9   September, 2001......         100.0%       100.0%        100.0%      100.0%        100.0%
10   October, 2001........         100.0%       100.0%        100.0%      100.0%        100.0%
11   November, 2001.......         100.0%       100.0%        100.0%      100.0%        100.0%
12   December, 2001.......         100.0%       100.0%        100.0%      100.0%        100.0%
13   January, 2002........         100.0%       100.0%        100.0%      100.0%        100.0%
14   February, 2002.......         100.0%       100.0%        100.0%      100.0%        100.0%
15   March, 2002..........         100.0%       100.0%        100.0%      100.0%        100.0%
16   April, 2002..........         100.0%       100.0%        100.0%      100.0%        100.0%
17   May, 2002............         100.0%       100.0%        100.0%      100.0%        100.0%
18   June, 2002...........         100.0%       100.0%        100.0%      100.0%        100.0%
19   July, 2002...........         100.0%       100.0%        100.0%      100.0%        100.0%
20   August, 2002.........         100.0%       100.0%        100.0%      100.0%        100.0%
21   September, 2002......         100.0%       100.0%        100.0%      100.0%        100.0%
22   October, 2002........         100.0%       100.0%        100.0%      100.0%        100.0%
23   November, 2002.......         100.0%       100.0%        100.0%      100.0%        100.0%
24   December, 2002.......         100.0%       100.0%        100.0%      100.0%        100.0%
25   January, 2003........         100.0%       100.0%        100.0%      100.0%        100.0%
26   February, 2003.......         100.0%       100.0%        100.0%      100.0%        100.0%
27   March, 2003..........         100.0%       100.0%        100.0%      100.0%        100.0%
28   April, 2003..........         100.0%       100.0%        100.0%      100.0%        100.0%
29   May, 2003............         100.0%       100.0%        100.0%      100.0%        100.0%
30   June, 2003...........         100.0%       100.0%        100.0%      100.0%        100.0%
31   July, 2003...........         100.0%       100.0%        100.0%      100.0%        100.0%
32   August, 2003.........         100.0%       100.0%        100.0%      100.0%        100.0%
33   September, 2003......         100.0%       100.0%        100.0%      100.0%          0.0%
34   October, 2003........         100.0%       100.0%        100.0%      100.0%          0.0%
35   November, 2003.......         100.0%       100.0%        100.0%      100.0%          0.0%
36   December, 2003.......         100.0%       100.0%        100.0%      100.0%          0.0%
37   January, 2004........         100.0%       100.0%        100.0%      100.0%          0.0%
38   February, 2004.......         100.0%       100.0%        100.0%      100.0%          0.0%
39   March, 2004..........         100.0%       100.0%        100.0%      100.0%          0.0%
40   April, 2004..........         100.0%       100.0%        100.0%      100.0%          0.0%
41   May, 2004............         100.0%       100.0%        100.0%      100.0%          0.0%
42   June, 2004...........         100.0%       100.0%        100.0%      100.0%          0.0%
43   July, 2004...........         100.0%       100.0%        100.0%        0.0%          0.0%
44   August, 2004.........         100.0%       100.0%        100.0%        0.0%          0.0%
45   September, 2004......         100.0%       100.0%        100.0%        0.0%          0.0%
46   October, 2004........         100.0%       100.0%        100.0%        0.0%          0.0%
47   November, 2004.......         100.0%       100.0%          0.0%        0.0%          0.0%
48   December, 2004.......         100.0%       100.0%          0.0%        0.0%          0.0%
49   January, 2005........         100.0%       100.0%          0.0%        0.0%          0.0%
50   February, 2005.......         100.0%       100.0%          0.0%        0.0%          0.0%
51   March, 2005..........         100.0%         0.0%          0.0%        0.0%          0.0%
52   April, 2005..........         100.0%         0.0%          0.0%        0.0%          0.0%
53   May, 2005............         100.0%         0.0%          0.0%        0.0%          0.0%
54   June, 2005...........         100.0%         0.0%          0.0%        0.0%          0.0%
55   July, 2005...........         100.0%         0.0%          0.0%        0.0%          0.0%
56   August, 2005.........         100.0%         0.0%          0.0%        0.0%          0.0%
57   September, 2005......         100.0%         0.0%          0.0%        0.0%          0.0%
58   October, 2005........         100.0%         0.0%          0.0%        0.0%          0.0%
59   November, 2005.......           0.0%         0.0%          0.0%        0.0%          0.0%
Weighted Average
     Life (years).........           4.96         4.30          3.96        3.63          2.80

(1) See pages 18 to 20 of these materials for the important notice regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     Monthly interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date).

     Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

          (1)  through the distribution of interest paid on the receivables;

          (2)  from a withdrawal from the spread account;

          (3)  by an advance from the servicer; or

          (4)  by a draw on the policy.

     The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

          (1)  the weighted average of the interest rates on the notes;

          (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

          (3)  the per annum rate used to calculate the monthly servicing fee.

     Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay monthly interest to you.


                                   THE INSURER

MBIA

     MBIA Insurance Corporation ("MBIA"), the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of these materials or any information or disclosure contained in, or omitted from, these materials, other than with respect to the accuracy of the information regarding the policy and MBIA set forth under the heading "The Insurer." Additionally, MBIA makes no representation regarding the notes or the advisability of investing in the notes.

     The   policy   issued  by  MBIA  as   insurer   is  not   covered   by  the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles ("GAAP"), included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999, and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2000, and for the six month periods ended June 30, 2000, and June 30, 1999, included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2000, are hereby incorporated by reference into these materials and shall be deemed to be a part of these materials. Any statement contained in a document incorporated by reference in these materials shall be modified or superseded for purposes of these materials to the extent that a statement contained in these materials or in any other subsequently filed document which also is incorporated by reference in these materials modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of these materials.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of these materials and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into these materials and to be a part of these materials from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and GAAP:

                                                       SAP
                                ------------------------------------------------
                                December 31,                         June 30,
                                   1999                               2000
                                ------------                       -------------
                                 (Audited)                         (Unaudited)
                                                  (in millions)
         Admitted Assets            $7,045                           $7,349
         Liabilities                 4,632                            4,880
         Capital and Surplus         2,413                            2,469
                                                      GAAP
                                ------------------------------------------------
                                December 31,                         June 30,
                                   1999                                2000
                                ------------                       -------------
                                 (Audited)                         (Unaudited)
                                                  (in millions)
         Assets                     $7,446                           $7,858
         Liabilities                 3,218                            3,384
         Shareholder's Equity        4,228                            4,474

Where You Can Obtain Additional Information About MBIA

     Copies of the financial statements of MBIA incorporated by reference in these materials and copies of MBIA's 1999 year-end audited financial statements prepared in accordance with SAP are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard  &  Poor's  Ratings  Services,   a  division  of  The  McGraw-Hill
Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. MBIA does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.



                                 INDEX OF TERMS

     We have listed below the terms used in these materials and the pages where definitions of the terms can be found.


ABS............................................................18
Banc of America................................................ 2
Company........................................................24
ERISA.......................................................... 8
Funding Subsidiaries........................................... 6
GAAP...........................................................25
MBIA...........................................................24
Salomon........................................................ 2
SAP............................................................25
UAC............................................................ 3